Codexis, Inc. 200 Penobscot Drive Redwood City, CA 94063 Tel: 650.421.8100 Fax: 650.421.8135 www.codexis.com
October 11, 2016
Michael Aldridge
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Dear Michael:
On behalf of Codexis, I am pleased to extend to you this offer of employment as Senior Vice President, Corporate & Strategic Development, reporting to the President & Chief Executive Officer. Your position is a full-time, exempt position.
Your employment is subject to proof of your legal right to work in the United States, and to your completing the United States Citizenship and Immigration Service Employment Eligibility Verification Form I-9. Your employment is also subject to successful completion of your professional references, background and drug screening, as well as the execution of your Employee Confidential Information and Inventions Assignment Agreement (Attachment B).
Compensation
If you accept this offer and you begin employment with Codexis, you will receive an initial salary of $380,000 per year, payable semi-monthly, which will be subject to all applicable withholdings.
You will also be eligible to participate in the Codexis Executive Incentive Compensation Plan (the “Incentive Plan”). Your Incentive Plan target will be 50% of your Codexis base salary earnings. If Codexis meets all of its corporate goals for 2016, and you also perform well against your individual, to be established by Codexis’ CEO, you can expect to receive an Incentive Plan payout at or near this target after our Board of Directors’ (the “Board”) approval of our 2016 year-end financial statements. Based on the Company’s performance and your individual and group’s goal performance, .your actual bonus may be more or less than this target, and under certain circumstances there may be no payout. Any Incentive Plan payout you receive for 2016 will be pro-rated based on your service during 2016 as a percentage of the full year, and you must be an employee of the Company on the date the bonus is paid in order to be eligible for payment. Any payout will be subject to all applicable withholdings. Please also note that the Incentive Plan does not constitute a contract of employment or alter the “at will” status of your employment. In addition, Codexis reserves the right to modify or terminate the Incentive Plan at any time and for any reason without your consent.
Stock Option

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Subject to approval by the Board, you will be granted an option to purchase 250,000 shares of Codexis common stock (the “Option”) at an exercise price per share equal to the closing trading price of a share of Codexis common stock on the date the option is granted. The Option will be presented to the Board for approval on or as close to your employment start date as possible. The shares subject to the Option will vest one fourth or 25% on the first anniversary of your employment start date and thereafter will vest l/48th of the shares subject to the Option per month for the following 36 months until the option is 100% vested on the four-year anniversary of your employment start date.
Vesting of the Option is contingent upon your continued employment with Codexis through the applicable vesting date. The Option is subject to the terms of the Codexis, Inc. 2010 Equity Incentive Award Plan, and will be conditioned on your entry into an option agreement with the Company.
Change of Control Severance Agreement
In connection with the commencement of your employment with Codexis, you will have the opportunity to enter into a Change of Control Severance Agreement substantially in the form attached as Attachment A.
Employee Benefits
As a full-time employee, you will be eligible for the Codexis employee benefit plans, which currently include medical, dental, vision, long-term disability and life insurance, as well as a 401(k) plan and flexible time off that allows full-time employees to accrue 20 days of flexible time off each year of employment. For employees working greater than or equal to 20 hours and less than 40 hours per week flexible time off is prorated. Codexis reserves the right to modify or terminate any of these plans at any time and for any reason.
Other Terms and Conditions of Employment
Your employment with Codexis is at will. “Employment at will” means that you are free to resign from your employment at any time, for any reason or no reason at all, with or without cause and with or without notice. Similarly, Codexis may terminate your employment at any time for any legal reason, with or without cause and with or without notice. It also means that your job duties, title and responsibility and reporting level, work schedule, compensation and benefits, as well as the Company’s personnel policies and procedures, may be changed with prospective effect, with or without notice, at any time in the sole discretion of Codexis. By accepting this offer of employment, you agree that your employment is at will, and acknowledge that no one, other than the President and CEO of Codexis, has the authority to promise you, either orally or in writing, anything to the contrary. Any such agreement must be in writing and signed by both you and the President and CEO of Codexis to be effective.
(a)Codexis requires that, as a full-time employee, you devote your full business time, attention, skill, and efforts to the tasks and duties of your position as assigned by Codexis. If you wish to request consent to provide services (for any or no form of compensation) to any other person or business entity while employed by Codexis, you must receive the written approval of the President and CEO of Codexis in advance of agreeing to provide any such services. The Company has already consented to Mr. Aldridge’s continuing service on each board of directors of which Executive is now a member as set forth on Exhibit A attached hereto, which consent

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shall continue until such time as the President and CEO of Codexis provides notice to Mr. Aldridge that, in its reasonable judgment, such service conflicts with the interests of Codexis. Mr. Aldridge cannot serve on the board of directors of other private or publicly traded companies without the President and CEO’s prior written consent.
During the course of your employment you may create, develop or have access to confidential information belonging to Codexis or its customers or partners, including technical, research, financial, business, commercial, personnel or operational information, and/or ideas, trade secrets, know-how, procedures, strategies or plans. You agree that as a condition of your employment with Codexis, you will sign and comply with the Codexis Employee Confidential Information and Inventions Assignment Agreement, a copy of which is attached to this letter as Attachment B.
Arbitration of Disputes
You agree that, except as described below, any dispute relating to your employment or the termination of your employment with Codexis, including any claims related to any bonus or other compensation, will be finally settled by binding arbitration in accordance with procedures described in Section 12(a) of your Change of Control Severance Agreement. Claims subject to arbitration will include, but will not be limited to, claims under Title VII of the Civil Rights Act of 1964 (as amended) and other civil rights statutes of the United States, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act, the California Labor Code, and any other federal, state or local statute or regulation, and the common law of contract and tort. However, this agreement to arbitrate will not apply to claims (a) for workers’ compensation, (b) for unemployment compensation or (c) injunctive relief, pending arbitration, arising out of or related to misappropriation of trade secrets or misuse or improper disclosure of confidential information, unfair competition or breach of any non-competition or non-solicitation agreement between you and Codexis.
You understand that by this agreement, you and Codexis are waiving your respective rights to trial by jury, and that judgment upon any arbitration award may be entered in any court having jurisdiction of the matter. Any controversy or claim subject to arbitration will be waived and forever barred if arbitration is not initiated within one year following the date the controversy or claim first arose, or if statutory rights are involved, within the time limit established by the applicable statute of limitations.
With regard to statutory claims, you and Codexis will have the same remedies available in arbitration as those available had the claim been filed in a court of law, including, where authorized by statute, compensatory and punitive damages, injunctive relief and attorneys’ fees. Although Codexis will pay all costs of the arbitration and the arbitrator, you agree to pay all costs you would otherwise be required to pay were your claims litigated in a court of law, such as costs of your attorney, deposition transcripts and expert witness fees and expenses.
The terms described in this letter supersede and replace all prior agreements, understandings, and promises between Codexis and you concerning the terms and conditions of your employment with Codexis.

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We hope that your association with Codexis will be mutually successful and rewarding, and we look forward to welcoming you aboard. Please indicate your acceptance of this offer by initialing each page and signing this letter below and returning the letter to Eve Lai (Codexis HR) by October 13, 2016.
Sincerely,

Codexis, Inc.

By:    /s/ John Nicols
    John Nicols
    President & Chief Executive Officer

I understand and agree to the foregoing terms and conditions of employment with Codexis.
/s/ Michael Aldridge

October 12, 2016    / October 17, 2016
Date     /    Start Date

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EXHIBIT A
CURRENT BOARD OF DIRECTOR SERVICE
University of Canterbury Foundation in America, Inc.
Sirona Therapeutics, Limited

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ATTACHMENT A
CHANGE OF CONTROL SEVERANCE AGREEMENT

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CODEXIS, INC.
CHANGE OF CONTROL SEVERANCE AGREEMENT
This Change of Control Severance Agreement (the “Agreement”) is made and entered into by and between Michael Aldridge (the “Executive”) and Codexis, Inc., a Delaware corporation (the “Company”), effective as of the latest date set forth by the signatures of the parties hereto below (the “Effective Date”).
R E C I T A L S
A.It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration as well as the possibility of an involuntary termination or reduction in responsibility can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of such an event.
B.    The Board believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue Executive’s employment and to motivate Executive to maximize the value of the Company upon a Change of Control (as defined below) for the benefit of its stockholders.
C.    The Board believes that it is imperative to provide Executive with severance benefits upon certain terminations of Executive’s service to the Company that provide Executive with enhanced financial security and provides incentive und encouragement to Executive to remain with the Company notwithstanding the possibility of such an event.
D.    Certain capitalized terms used in the Agreement are defined in Section 9 below.
The parties hereto agree as follows:
1.    Term of Agreement. This Agreement shall become effective as of the Effective Date and terminate upon the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.
2.    At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and shall continue to be “at-will,” as defined under applicable law. If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.
3.    Covered Termination Not in Connection with a Change of Control. Except as otherwise provided under Section 6, if Executive experiences a Covered Termination other than during the twelve (12) month period commencing upon a Change of Control, and if Executive, within sixty (60) days following the date of the Covered Termination, provides the Company with an

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executed Release of Claims (as defined below) which is not revoked within the applicable revocation period, if any, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)    Severance. Executive shall receive a lump sum cash payment in an amount equal to six (6) months of Executive’s base salary at the rate in effect immediately prior to Executive’s termination of employment (without giving effect to any reduction in base salary that gives rise to a Voluntary Termination for Good Reason), less applicable withholdings, This severance payment shall be made to Executive in substantially equal installments in accordance with the Company’s normal payroll procedures with the first such installment to be made on the first payroll date following the date the Release of Claims becomes effective and irrevocable, provided, that if the Covered Termination occurs after November 1 of any year, the first such installment shall be made on the first payroll date of the subsequent year and, provided further, that, in each ease, the first installment shall include any installment payments that would have been made had such installments commenced on the first payroll date after the Covered Termination.
(b)    Continued Healthcare. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, the premium for Executive, Executive’s covered dependents and Executive’s spouse or domestic partner from the date of Executive’s Covered Termination through the earlier of (i) the six (6) month anniversary of the date of Executive’s Covered Termination and (ii) the date Executive, Executive’s covered dependents, if any, and Executive’s spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s), provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the remaining period the Company would otherwise directly pay or reimburse Executive. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.
4.    Covered Termination Within 12 Months Following Change of Control. If Executive experiences a Covered Termination within the twelve (12) month period commencing upon a Change of Control, and if Executive, within sixty (60) days following the date of the Covered Termination, provides the Company with an executed Release of Claims (as defined below) which is

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not revoked within the applicable revocation period, if any, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)    Severance. Executive shall receive a lump sum cash payment in an amount equal to the sum of twelve (12) months of Executive’s base salary at the rate in effect immediately prior to Executive’s termination of employment (without giving effect to any reduction in base salary subsequent to a Change of Control that gives rise to a Voluntary Termination for Good Reason), less applicable withholdings. This severance payment shall be made to Executive within sixty (60) days following the date of the Covered Termination.
(b)    Equity Awards. Each outstanding equity award, including, without limitation, stock options, restricted stock and restricted stock units, held by Executive shall automatically become vested and, if applicable, exercisable and any restrictions thereon shall immediately lapse, in each case, with respect to one hundred percent (100%) of the then unvested shares subject to such equity award. Notwithstanding the foregoing, any outstanding performance stock units held by Executive shall automatically become vested with respect to: (i) in the event of a Change of Control that occurs prior to the applicable Measurement Date, such number of shares of Company common stock corresponding to the target performance level for any applicable performance goals; or (ii) in the event of a Change of Control that occurs on or after the Measurement Date, such number of shares of Company common stock corresponding to the Company’s actual achievement of any applicable performance goals.
(c)    Continued Healthcare. If Executive elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive for, the premium for Executive, Executive’s covered dependents and Executive’s spouse or domestic partner from the date of Executive’s Covered Termination through the earlier of (i) the twelve (12) month anniversary of the date of Executive’s Covered Termination and (ii) the date Executive, Executive’s covered dependents, if any, and Executive’s spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s), provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A of the Code, under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the remaining period the Company would otherwise directly pay or reimburse Executive. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.
5.    Death or Disability. If Executive terminates employment with the Company due to death or Disability and such termination constitutes a “separation from service” within the meaning of Section 409A of Code and the Department of Treasury regulations and other guidance promulgated thereunder (a “Separation from

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Service”), then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide Executive with the following:
(a)    Pro-Rata Vesting of Equity Awards. Each outstanding equity award, including, without limitation, stock options, restricted stock and restricted stock units, held by Executive shall automatically become vested and, if applicable, exercisable and any restrictions thereon shall immediately lapse, in each case, with respect to that number of shares of Company common stock that would otherwise vest on the next vesting date for such equity award, assuming Executive’s continued service through such date, pro-rated to the date of Executive’s termination due to death or Disability. For purposes of determining the number of shares subject to any outstanding performance stock units that would otherwise vest on the next vesting date pursuant to the foregoing sentence, the applicable performance goals shall be deemed achieved: (i) in the event of a Change of Control that occurs prior to the applicable Measurement Dale, at the target performance level; or (ii) in the event of a Change of Control that occurs on or after the Measurement Date, based on the Company’s actual achievement.
(b)    Continued Healthcare. If Executive, or any beneficiary of Executive, elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse Executive, or such beneficiary, for, the premium for Executive, Executive’s covered dependents and Executive’s spouse or domestic partner from the date of Executive’s termination due to death or Disability through the earlier of (i) the twelve (12) month anniversary of the date of Executive’s termination of employment and (ii) the date Executive, Executive’s covered dependents, if any, and Executive’s spouse or domestic partner, if any, become eligible for healthcare coverage under another employer’s plan(s), provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A of the Code, under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the remaining period the Company would otherwise directly pay or reimburse Executive. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive, or any beneficiary of Executive, may, if eligible, elect to continue healthcare coverage at his or her expense in accordance with the provisions of COBRA.
6.    Termination in Connection With a Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event Executive experiences a Covered Termination and the Involuntary Termination without Cause underlying the Covered Termination, or the event upon which a Voluntary Termination for Good Reason underlying the Covered Termination is based, occurs at the direction of a person or entity that has entered into an agreement with the Company that contemplates a transaction that, if consummated, would constitute a Change of Control, then for all purposes hereunder, including, without limitation, Sections 4 and 7, such Covered Termination shall be deemed to have occurred within the twelve (12) month period following a Change of Control and, in lieu of the benefits provided under Section 3, Executive shall be entitled to the benefits set forth in Section 4 with such benefits to be paid, or commence being paid, upon the Covered Termination, but otherwise subject to the terms and conditions of Section 4.

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7.    Termination for Cause; Voluntary Resignation. If Executive’s service with the Company is terminated by the Company for Cause or by Executive for any or no reason other than due to death, Disability or as a Covered Termination, then Executive shall only be entitled to any accrued but unpaid salary, bonus, vacation and expense reimbursement in accordance with applicable law.
8.    Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under this Agreement shall be payable either
(a)    in full, or
(b)    as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. The specific benefits that shall be reduced, if any, and the order of such reduction shall be determined by the Executive in his or her sole discretion. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8 shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.
9.    Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:
(a)    Change of Control. “Change of Control” shall mean (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of the common stock of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained

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by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (vi) in the event that the individuals who are members of the Incumbent Board cease for any reason to constitute at least fifty percent (50%) of the Board. Notwithstanding the foregoing, a Change of Control shall not include any transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board acting in good faith and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise) or the initial public offering of the Company’s common stock. Further notwithstanding the foregoing, if a Change of Control would give rise to a payment or settlement event that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change of Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or settlement event, to the extent required by Section 409A.
(b)    Covered Termination. “Covered Termination” shall mean an Involuntary Termination without Cause or a Voluntary Termination for Good Reason that constitutes the Executive’s Separation from Service.
(c)    Disability. “Disability” shall mean that Executive has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least one hundred eighty (180) days after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.
(d)    Incumbent Board. “Incumbent Board” shall mean the individuals who, as of the Effective Date, are members of the Board. If the election, or nomination for election by the Company’s stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.
(e)    Involuntary Termination without Cause. “Involuntary Termination without Cause” shall mean the termination of Executive’s employment by the Company other than a termination following (i) the willful and continued failure to substantially perform the Executive’s duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive’s duties and that has not been cured within fifteen (15) days following receipt by the Executive of the written demand; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company’s business; (iii) dishonesty with respect to a significant matter relating to the Company’s business; or (iv) material breach of any agreement by and between the Executive and the Company, which

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material breach has not been cured within fifteen (15) days following receipt by the Executive of written notice from the Company identifying such material breach.
(f)    Release of Claims. “Release of Claims” shall mean a general release of all claims against the Company and its affiliates in a form reasonably acceptable to the Company.
(g)    Voluntary Termination for Good Reason. “Voluntary Termination for Good Reason” shall mean Executive’s voluntarily resignation after the occurrence of any of the following without Executive’s written consent; (i) a material diminution in Executive’s base compensation; (ii) a material diminution in Executive’s authority, duties or responsibilities; (iii) a material change of at least thirty-five (35) miles in the geographic location at which Executive must perform Executive’s services; or (iv) a material breach of this Agreement by the Company. Notwithstanding the foregoing, a resignation shall not constitute a “Voluntary Termination for Good Reason” unless the condition giving rise to such resignation continues more than thirty (30) days following Executive’s written notice of the condition within ninety (90) days of the first occurrence of such condition and Executive’s termination occurs within one hundred eighty (180) days following the first occurrence of such condition.
(h)    Measurement Date. “Measurement Date,” with respect to an award of performance stock units, shall mean the date the Compensation Committee of the Board of Directors determines the final performance factor for the applicable performance period.
10.    Successors.
(a)    Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 10(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)    Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
11.    Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or one day following mailing via Federal Express or similar overnight courier service. In the case of Executive, mailed notices shall be addressed to Executive at Executive’s home address that the Company has on file for Executive. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

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12.    Confidentiality; Non-Solicitation.
(a)    Confidentiality. While Executive is employed by the Company, and thereafter while Executive receives severance benefits hereunder, Executive shall not directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Upon termination of Executive’s employment with the Company, all Confidential Information in Executive’s possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity, or (iii) is lawfully disclosed to Executive by a third party. For purposes of this Agreement, the term “Confidential Information” shall mean information disclosed to Executive or known by Executive as a consequence of or through his or her relationship with the Company, about the customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of the Company and its affiliates. In addition, Executive shall continue to be subject to the Confidential Information, Secrecy, and Invention Agreement entered into between Executive and the Company (the “Confidential Information Agreement”).
(b)    Non-Solicitation. In addition to each Executive’s obligations under the Confidential Information Agreement, Executive shall not for a period of one (1) year following Executive’s termination of employment for any reason, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 12(b), Executive also agrees not to harass or disparage the Company or its employees, clients, directors or agents or divert or attempt to divert any actual or potential business of the company.
(c)    Survival of Provisions. The provisions of this Section 12 shall survive the termination or expiration of the applicable Executive’s employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.
13.    Dispute Resolution.
(a)    To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by

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law by final, binding and confidential arbitration, by a single arbitrator, in San Mateo County, California, conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the applicable JAMS employment rules. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS’ arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights by Court action instead of arbitration.
14.    Miscellaneous Provisions.
(a)    Section 409A. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s Covered Termination or termination of employment due to Disability or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 14(a) shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.
(b)    Waiver. No provision of this Agreement shall be modified, waived or dis-charged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)    Whole Agreement. This Agreement and the Confidential Information Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior-arrangements and understandings regarding same.
(d)    Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.
(e)    Severability, ‘flic invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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(f)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

CODEXIS, INC.

By:    /s/ John Nicols
    Name: John Nicols
    Title: President & CEO
    Date:

EXECUTIVE

/s/ Michael Aldridge
Michael Aldridge
Date:

/s/ MA /s/ JJN

ATTACHMENT B
CODEXIS EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS
ASSIGNMENT AGREEMENT

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CODEXIS, INC.
EMPLOYEE CONFIDENTIAL INFORMATION AND
INVENTIONS ASSIGNMENT AGREEMENT
The following confirms an agreement (the “Agreement”) between Codexis, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”) and me (Michael Aldridge). As a condition of my employment, and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following effective as of my first day of employment with the Company:
1.At-Will Employment. This Agreement is not an employment contract for any particular term. I have a right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause and without notice. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by both parties.
2.    Confidential Information.
(a)    Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation (in writing, verbally, or via email or any other medium) without written advance authorization of the Board of Directors of the Company, any Confidential Information of the Company. I will not use any Confidential Information except in the performance of my authorized duties as an employee of Company. I understand that “Confidential Information” includes, without limitation, any tangible or intangible proprietary information, technical data, trade secrets or know-how, including, but not limited to, research ideas, concepts, tangible and biological materials (including, but not limited to, cell lines, plasmids, vectors and DNA) and data; product plans, products, and services; customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during my term of my employment); business markets, software, development, discoveries, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, business plans, corporate strategy plans, financial data; or other business information made, generated or developed by me in the course of my employment with Company, or disclosed to me by Company either directly or indirectly in any form, including, without limitation, in writing, orally, electronically, or by drawings or observation of materials, parts, equipment, or research experiments. Confidential Information also includes confidential information provided to Company by any third party, which is indicated by such third party to be confidential. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine.
(b)    Third Party Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity, and that I will not bring onto the premises of the Company any unpublished

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document or proprietary information belonging to any such employer, person or entity unless consented to in writing and in advance by such employer, person or entity.
(c)    Third Party Information Received by the Company. I recognize that the Company has received and in the future will likely receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.
(d)    Defend Trade Secrets Act. 18 U.S.C. § 1833(b) states:
“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protectable from public disclosure. Nothing in this Certification is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
3.    Inventions.
(a)    Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets (if any) which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; if no such list is attached to or contained in Exhibit A, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, fully sublicensable, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, have used, sell, have sold and import such Prior Invention as part of or in connection with such product, process or machine.
(b)    Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company. I hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company

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(collectively referred to as “Inventions”), excepting only any invention (if any) which qualifies fully under the provisions of California Labor Code Section 2870 as provided in Section 3 (f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act.
(c)    Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions hereunder, whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.
(d)    Maintenance of Records. I agree to keep and maintain adequate and current written records of any and all Inventions hereunder, including any made by me solely or jointly with others during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.
(e)    Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.
(f)    Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any invention that I believe meet the criteria in California Labor Code Section 2870 and are not disclosed on Exhibit A.
4.    Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the

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business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other conduct or activities that conflict with my obligations to the Company or is not in the best interests of the Company.
5.    Returning Company Property. I agree that, prior to or at the time of leaving the employ of the Company; I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all Confidential Information in my possession, as well as all equipment, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, biological and other tangible materials (including, but not limited, to cell lines, plasmids, vectors and DNA), other documents or tangible property of the Company (or property of third parties that is lawfully in the possession or control of the Company), or reproductions of any aforementioned items including any and all of the aforementioned items developed by me pursuant to my employment with the Company or otherwise property of the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.
6.    Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.
7.    Solicitation of Employees and Customers. I acknowledge and agree that for a period of twenty-four (24) months or to the maximum extent permitted by law immediately following the termination of my relationship with the Company for any reason, whether voluntarily or involuntarily, I shall not either directly or indirectly without the prior written consent of the Company:
(a)    solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, either for myself or for any other person or entity; or
(b)    use Confidential Information of the Company to solicit the business of any customer of the Company, where I had contact with such customer during the period of my employment with the Company, and which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.
In connection with the foregoing, I acknowledge and agree that the identity, appropriate knowledge of personnel, research and/or product requirements, volume and frequency of orders, and price sensitivity of customers of the Company are not publicly available information and constitute valuable trade secrets of the Company.
8.    Photography Consent, Waiver, And Release. Upon execution of this Agreement, I agree to sign the Photography Consent, Waiver and Release attached as Exhibit D hereto.
9.    Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit E hereto.

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10.    Representations. I agree to execute any proper oath or verify any proper document required to carry but the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.
11.    Arbitration and Equitable Relief.
(a)    Arbitration. Except as provided in Section 11(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by binding arbitration conducted by a single, neutral arbitrator associated with the American Arbitration Association in San Mateo County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company shall pay the costs and expenses of the arbitration, including all administrative and arbitrator fees, and each of us shall separately pay our counsel fees. However, the arbitrator shall be empowered to make awards of costs or fees as provided by law.
(b)    Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Agreement. Accordingly, I agree that if I breach any provision of this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.
12.    Non-Disparagement. I agree that, during employment with Company and thereafter, I will not make comments, whether oral or in writing, that tend to disparage or injure the Company, its officers, directors, agents, employees, technology, businesses, products or services. Nothing in this Agreement will be construed to preclude me from complying with the terms of a validly issued subpoena.
13.    General Provisions.
(a)    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California exclusively, as such laws apply to contracts between California residents performed entirely within California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Mateo County, California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.
(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior and contemporaneous discussions between us, including any previous confidentiality agreements that I may have entered into with the Company. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

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(c)    Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
(d)    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and assigns.
(e)    Survival. The rights and obligations of the parties to this Agreement will survive termination of my employment with Company.
(f)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

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I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Date: 10-18-2016

/s/ Michael Aldridge	Michael Aldridge
Signature	Printed

CODEXIS, INC.

By: /s/ John Nicols

Title: President & CEO

Date: Oct 17/2016

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Exhibit A
LIST OF PRIOR INVENTIONS
(INCLUDING ORIGINAL WORKS OE AUTHORSHIP)

Title	Date	Identifying Number Or Brief Description

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EXHIBIT B
CALIFORNIA LABOR CODE SECTION 2870
EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS
“(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.
(2)    Result from any work performed by the employee for the employer.
(b)    To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

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EXHIBIT C
CODEXIS, INC.
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Codexis, Inc., its subsidiaries, affiliates, successors or assigns, except where authorized in writing.
I further certify that I have complied with all the terms of the Codexis, Inc. Employee Confidential Information and Inventions Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
I further agree that, in compliance with the Employee Confidential Information and Inventions Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of Codexis, Inc. or any of its employees, clients, consultants, or licensees.
The Federal Defend Trade Secrets Act. 18 U.S.C. § 1833(b) states:
“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protectable from public disclosure. Nothing in this Certification is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

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I further agree that in compliance with the Employee Confidential Information and Inventions Assignment Agreement, for twenty-four (24) months from this date: (a) I will not use confidential information to solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, either for myself or for any other person or entity; and (b) I will not use confidential information to solicit the business of any customer of the Company, which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.
Date:

(Employee’s Signature)

Michael Aldridge
(Type/Print Employee’s Name)

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EXHIBIT D
CODEXIS, INC.
PHOTOGRAPHY CONSENT, WAIVER, AND RELEASE
For good and valuable consideration, I hereby consent and give permission to Codexis, Inc. (“Codexis”) or its agent, to photograph, image and/or videotape me, my property, and/or myself as included with others (such photographs, images, and/or videotapes, “Photographs”). I understand that any such Photographs, and all rights associated with them, will belong solely and exclusively to Codexis and Codexis shall have the irrevocable and absolute right to copyright, duplicate, reproduce, alter, display, distribute, and/or publish them in any manner, for any purpose, and in any form including, but not limited to, print, electronic, video, and/or Internet without notifying me.
I voluntarily waive any and all rights I may now or hereafter have with respect to any such Photographs, including any compensation, ownership, copyright, and privacy rights and any right to inspect or approve such Photographs and/or copy, print or other materials that may be used in connection with them, whether now or in the future, whether that use is known or unknown to me, I hereby waive any right to inspect or approve of any finished Photographs whether printed or electronic, that may be used now or in the future, whether that use is known or unknown to me, and I forever waive any right to royalties or other compensation arising from or related to the use of the Photographs. I hereby release and discharge, and agree to hold harmless, Codexis, its officers, agents and employees, and all persons acting under its permission or authority, from any claims, losses, damages or liability arising from or related to such Photographs and/or their use under any circumstances.
This consent, waiver, and release will be binding upon the heirs, executors, administrators and other legal representatives of myself, and will be for the benefit of Codexis, its successors and assigns.
I HAVE READ AND FULLY UNDERSTAND THE CONTENTS OF THIS CONSENT, WAIVER, AND RELEASE FORM, AND I SIGN IT FREELY AND VOLUNTARILY.
/s/ Michael Aldridge
Name: Michael Aldridge
Date: 10-18-2016

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EXHIBIT E
CONFLICT OF INTEREST GUIDELINES
It is the policy of Codexis, Inc., to conduct its affairs in strict compliance with this letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the company. The following are potentially compromising situations that must be avoided. Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.
1.Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the company is intended. (The Employee Confidential Information and Inventions Assignment Agreement elaborates on this principle and is a binding agreement.)
2.    Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to Codexis, Inc.
3.    Participating in civic or professional organizations that might involve divulging confidential information of the company.
4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
5.    Initiating or approving any form of harassment of employees based upon their age, sex, race, ethnicity, national origin, or on any other protected basis.
6.    Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the company.
7.    Borrowing from or lending to employees, customers or suppliers.
8.    Acquiring any business opportunity of interest to Codexis, Inc.
9.    Improperly using or disclosing to the company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
10.    Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.
11.    Making any unlawful agreement with distributors with respect to prices.

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12.    Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.
13.    Engaging in any conduct that is not in Codexis, Inc.’s best interest.
Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

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